EXHIBIT 99.1


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                                              Commission File
                                                              Number 1-10704
                                 FORM 12b-25

                         NOTIFICATION OF LATE FILING

                                 (Check One):

 [X] Form 10-K  [ ] Form 20-F  [ ] Form 11-K  [ ] Form 10-Q  [ ] Form N-SAR
 [ ] Form N-CSR

           For Period Ended:  March 28, 2003
                              -----------------------------------------------
           [  ] Transition Report on Form 10-K
           [  ] Transition Report on Form 20-F
           [  ] Transition Report on Form 11-K
           [  ] Transition Report on Form 10-Q
           [  ] Transition Report on Form N-SAR
                For the Transition Period Ended: ____________________________

 ____________________________________________________________________________
 Read Attached Instruction Sheet Before Preparing Form. Please Print or Type.

      Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.
 ____________________________________________________________________________
      If the notification relates to a portion of the filing checked above, identify the Items(s) to which the notification relates: ___________________
 ____________________________________________________________________________

 ____________________________________________________________________________

                        Part I--REGISTRANT INFORMATION
 ____________________________________________________________________________

      Full Name of Registrant:  SPORT SUPPLY GROUP, INC.

      Former Name if Applicable: Not Applicable

             1901 Diplomat Drive
      ---------------------------------------------------------
      Address of Principal Executive Office (Street and Number)

             Farmers Branch, Texas  75234
      ---------------------------------------------------------
      City, State and Zip Code
 ____________________________________________________________________________

                       Part II--RULES 12b-25(b) and (c)
 ____________________________________________________________________________

      If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

      (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

 [X] (b) The subject annual report, semi-annual report, transition report on Form 10-K,

           Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

      (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

 ____________________________________________________________________________

                             Part III--NARRATIVE
 ____________________________________________________________________________

      State below in reasonable detail why Form 10-K, Form 20-F, Form 11-K, Form 10-Q, Form N-SAR or Form N- CSR, or the transition report or portion thereof, could not be filed within the prescribed period.

      In June 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 142 requires that goodwill not be amortized but instead be tested for impairment at least annually by reporting unit. Goodwill is required to be tested for impairment in a transitional test upon adoption and then at least annually by reporting unit. Goodwill impairment testing must also be performed more frequently if events or other changes in circumstances indicate that goodwill might be impaired.

      We adopted SFAS 142 effective March 30, 2002. As a result, we ceased recording amortization of goodwill on March 30, 2002. Under the provisions of SFAS 142, a two step process is used to evaluate goodwill impairment. Under step one of the evaluation process, the carrying value of a reporting unit is compared to its fair value to determine if a potential goodwill impairment exists. Under step two of the evaluation process, if a potential goodwill impairment is identified during step one, then the amount of goodwill impairment, if any, is measured using a hypothetical purchase price allocation approach.

      We completed step one of SFAS 142. The results of our step one analysis indicate that we have a potential impairment of goodwill in each of our two reporting units. Consequently, we retained an independent third party to determine the value of our goodwill through an independent appraisal. The appraisal was not complete as of June 26, 2003, the date our Report on Form 10-K was due to be filed with the Securities and Exchange Commission. Consequently, we were unable to file our Report on Form 10-K without unreasonable effort or expense.

      As of March 29, 2002 and December 27, 2002, we had $7.4 million of goodwill recorded on our consolidated balance sheet. Under SFAS 142, any goodwill impairment recorded on or before March 28, 2003, is reported as a cumulative effect of a change in accounting principle on the consolidated statement of operations, and will have no cash impact.

 ____________________________________________________________________________

                          Part IV--OTHER INFORMATION
 ____________________________________________________________________________


      (1) Name and telephone number of person to contact in regard to this notification

      Robert K. Mitchell                 (972)                  406-3484
      -----------------------------------------------------------------------
           (Name)                     (Area Code)          (Telephone Number)

      (2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
                                                   [X] Yes   [  ] No

      (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
                                                   [X] Yes   [  ] No

      If  so:    attach  an  explanation  of  the  anticipated  change,  both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.


                           SPORT SUPPLY GROUP, INC.
                 --------------------------------------------
                 (Name of Registrant as specified in charter)

 Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

 Date:     June 27, 2003            By: /s/ Robert K. Mitchell
                                        -----------------------
                                        Robert K. Mitchell
                                        Chief Financial Officer


 INSTRUCTION:   The  form  may be  signed  by  an executive  officer  of  the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative (other than an executive officer), evidence of the representative's authority to sign on behalf of the registrant shall be filed with the form.

                                  ATTACHMENT
                                  ----------

                             PART IV, QUESTION 3
                             -------------------

           We anticipate that we will significantly reduce our Net Loss Before Income Taxes and Cumulative Effect of Accounting Change for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. The goodwill valuation described in Part III above is not yet complete and, accordingly, we are unable to estimate the amount, if any, of (i) our income tax benefit or provision and (ii) goodwill impairment. Any goodwill impairment will be reported as a cumulative effect of a change in accounting principle on the consolidated statement of operations and will not have any cash impact.

           If reserves associated with our deferred tax assets are released as a result of the goodwill valuation then such reduction in reserves will reduce our tax expense and therefore decrease our net loss. Conversely, if additional reserves associated with our deferred tax assets are increased as a result of the goodwill valuation, then such increase in reserves will increase our tax expense and will increase our net loss.


           The following table summarizes certain financial information relating to our results of operations for the fiscal years ended March 28, 2003 and March 29, 2002. The financial information set forth for the fiscal year ended March 28, 2003 is preliminary and unaudited and
      is our best estimate as of the date of this Report.   Final results may
      vary depending upon the goodwill valuation.

                                       2003            2002
                                   ------------    ------------
    Net Revenues                   $102,617,413    $103,601,428
    Gross Profit                    $30,029,166     $29,495,185
    SG&A                            $30,511,651     $31,928,924
    Internet expenses                  $460,845        $355,766
    Interest expense                    629,026         985,509
    Other income, net                    11,398         192,586
    Net loss before income taxes
        and cumulative effect of
        accounting change          $(1,560,958)    $(3,582,428)

 Net Revenues. Net revenues decreased approximately $984,000 (1.0%) for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. The decrease in net revenues was primarily the result of revenue losses in our Team Dealer operations and decreases in school spending for athletic programs.

 Gross Profit. Gross profit increased approximately $534,000 (1.8%) for the fiscal year ended March 28, 2003 as compared to the same period in fiscal 2002. As a percentage of net revenues, gross profit increased to 29.3% for the fiscal year ended March 28, 2003 as compared to 28.5% for the fiscal year ended March 29, 2002. The increase in gross profit is attributable to the consolidation of several of our plants, exiting certain unprofitable product lines and improved product sourcing.

 Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately $1.4 million (4.4%) for the fiscal year ended March 28, 2003 as compared to the same period in fiscal 2002. As a percentage of net revenues, selling, general and administrative expenses decreased to 29.7% from 30.8% for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. The decrease in selling, general and administrative expenses for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002 is primarily a result of the following:

 (i.) A decrease in payroll and related expense of approximately $1.1 million; primarily a result of reduced headcount.

 (ii.) A decrease in depreciation and amortization expense of approximately $366,000; primarily a result of assets reaching their full depreciation levels and the discontinuation of goodwill amortization.

 (iii.) A decrease in auditing and legal expenses of approximately $185,000;
        primarily a result of lower audit fees due to our change in fiscal year from September to March which resulted in more audit work in the prior year.

 The decrease in selling, general and administrative expenses was partially offset by an increase in promotional expenses of approximately $174,000, primarily as a result of increased direct marketing expenses.

 Internet Expenses. Internet related expenses increased approximately $105,000 (29.5%) for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. These expenses are related to the continued support and enhancement of our websites and web development to post electronic catalogs on our websites.

 Interest Expense. Interest expense decreased approximately $356,000 (36.2%) for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. This decrease is due to lower average borrowings and lower interest rates.

 Other Income, Net. Other income decreased approximately $181,000 for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002. This decrease is due primarily to the casualty gain on insurance proceeds received in the prior year for assets lost in a flood that occurred in our corporate facility. These proceeds were used to purchase replacement assets.

 Net Loss Before Income Taxes and Cumulative Effect of Accounting Change.
 Net Loss Before Income Taxes and Cumulative Effect of Accounting Change decreased approximately $2,021,000 for the fiscal year ended March 28, 2003 as compared to the fiscal year ended March 29, 2002 for the various reasons set forth above.